Exhibit 10.1
November 14, 2005

The Steak N Shake Company
500 Century Building
36 South Pennsylvania Street
Indianapolis, Indiana 46204
Attention: Chief Financial Officer

Re: Amendment to Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Note Purchase and Private Shelf Agreement dated as of September 20, 2002 (as amended prior to the date hereof, the "Note Agreement") among The Steak N Shake Company, an Indiana corporation (the "Company"), Prudential Investment Management, Inc., The Prudential Insurance Company of America and each Prudential Affiliate which may become a party thereto in accordance with the terms thereof (collectively, "Prudential"), pursuant to which the Company issued and sold and Prudential purchased the Company’s senior fixed rate notes from time to time. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1. Amendment. From and after the date this letter becomes effective in accordance with its terms, the Agreement is amended as follows:

1.1 Paragraph 2B(2) of the Agreement is amended to delete in its entirety clause (i) thereof and to substitute therefor the following: "(i) September 30, 2008 (or if such date is not a Business Day, the Business Day next preceding such date) and".

1.2 The Company and Prudential expressly agree and acknowledge that as of the date hereof the Available Facility Amount is $75,000,000. NOTWITHSTANDING THE FOREGOING, THIS AMENDMENT AND THE AGREEMENT HAVE BEEN ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE (AS SUCH TERM IS DEFINED IN THE AGREEMENT AFTER GIVING EFFECT TO THIS LETTER) SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

1.3 Paragraph 6 of the Agreement is amended by inserting the following new paragraph 6C(10) immediately after paragraph 6C(9):

"6C(10). Terrorism Sanction Regulations. The Company will not, and will not permit any Subsidiary, to (i) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engage in any dealings or transactions with any such Person."

1.4 Paragraph 6C(5) of the Agreement is amended by replacing the reference to "6C(6)" with a reference to "6C(7)" and by replacing the reference to "6C(4)" with a reference to "6C(5)".

1.5 Paragraph 6C(7) of the Agreement is amended by replacing the references to "6C(4)" with references to "6C(5)".

1.6 Paragraph 8 of the Agreement is amended by inserting the following new paragraph 8Q immediately after paragraph 8P:

"8Q. Foreign Assets Control Regulations, Etc. (i) (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(ii) Neither the Company nor any Subsidiary (a) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(iii) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company."

1.7 Paragraphs 10A and 10B of the Agreement are amended by adding, or amending and restating, as applicable, the following definitions:

"Anti-Terrorism Order" shall mean Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

"Designated Spread"shall mean 0.50%.

"Prudential Affiliate" shall mean (i) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with Prudential and (ii) any managed account, investment fund or other vehicle for which Prudential or any Prudential Affiliate described in clause (i) acts as investment advisor or portfolio manager. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

"USA Patriot Act" shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

1.8 The Information Schedule attached to the Agreement is amended and restated to read in its entirety as set forth on Exhibit A hereto.

SECTION 2. Representation and Warranty. The Company hereby represents and warrants that no Default or Event of Default exists under the Agreement as of the date hereof.

SECTION 3. Conditions Precedent. This letter shall be deemed effective as of September 28, 2005 upon the return to Prudential on or before November 28, 2005 of a counterpart hereof duly executed by the Company and the undersigned holders of the Notes. Upon execution hereof by the Company, this letter should be returned to: Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, Attention: Scott B. Barnett.

SECTION 4. Reference to and Effect on Agreement. Upon the effectiveness of this letter, each reference to the Agreement and the Notes in any other document, instrument or agreement shall mean and be a reference to the Agreement and the Notes as modified by this letter. Except as specifically set forth in Section 1 hereof, each of the Agreement and the Notes shall remain in full force and effect and each is hereby ratified and confirmed in all respects.

SECTION 5. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).\

SECTION 6. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Very truly yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By: /s/  Prudential Investment Management
Name:
Title:     Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ Prudential Insurance Company of America
Name:
Title:    Vice President

Agreed and Accepted:

THE STEAK N SHAKE COMPANY

By: /s/   Jeffrey A. Blade
Name:    Jeffrey A. Blade
Title:      Senior Vice President & Chief Financial Officer